Exhibit 99.1

Portland, Oregon

March 31, 2011

FOR IMMEDIATE RELEASE

CASCADE CORPORATION ANNOUNCES FINANCIAL RESULTS FOR THE FOURTH

QUARTER AND YEAR ENDED JANUARY 31, 2011

Cascade Corporation (NYSE: CASC) today reported its financial results for the fourth quarter ended January 31, 2011.

Overview

•	Net sales of $110.3 million for the fourth quarter of fiscal 2011 were 36% higher than net sales of $80.6 million for the prior year fourth quarter, excluding the impact of foreign currencies.

•

Net income was $3.7 million ($0.33 per diluted share) for the fourth quarter of fiscal 2011 compared to a net loss of $14.4 million ($1.33 loss per diluted share) for the fourth quarter of fiscal 2010.

•

During January 2011, our operations in Australia were significantly damaged due to flooding. As a result, we incurred a $5.1 million pre-tax charge from the write down of inventory and fixed assets and other flood related costs. The after tax impact of this charge was $3.6 million ($0.32 per diluted share). During fiscal 2012, we expect to recover from insurance proceeds, a substantial portion of losses from asset write-offs and interruptions to business operations related to the flood.

Fourth Quarter Fiscal 2011 Summary

•	Summary financial results are outlined below (in thousands, except earnings per share):

Three Months Ended January 31	2011	2010	% Change
Net sales	$110,348	$80,572	37%
Gross profit	31,662	18,393	72%
Gross profit %	29%	23%
SG&A	20,545	19,146	7%
Australia flood costs	2,978	—	—
European restructuring costs	1,222	12,121	(90%)
Operating income (loss)	6,917	(12,874)	154%
Interest expense, net	289	421	(31%)
Foreign currency loss, net	186	159	17%
Income (loss) before taxes	6,442	(13,454)	148%
Provision for income taxes	2,718	976	178%
Effective tax rate	42%	(7%)
Net income (loss)	$3,724	$(14,430)	126%
Diluted earnings (loss) per share	$0.33	$(1.33)	125%

Cascade Corporation

March 31, 2011

•

Consolidated net sales increased due primarily to higher sales volumes as a result of improving economic conditions and a stronger global lift truck market. Details of the net sales increase over the prior year fourth quarter follow (in thousands):

	2011	%
Net sales change	$29,320	36%
Foreign currency change	456	1%

Total	$29,776	37%

•

Our consolidated gross profit percentage increased in fiscal 2011, from 23% to 29%, primarily as a result of improved cost absorption due to increased sales volumes and the benefit of cost cutting measures implemented during fiscal 2010.

•

Cost of goods sold was negatively impacted during fiscal 2011 as a result of $2.2 million of inventory write offs due to flooding in Australia. Cost of goods sold was negatively impacted during fiscal 2010 by inventory write offs of $2.5 million primarily related to our European restructuring activities.

•	During January 2011, we recorded additional costs of $2.5 million for fixed asset impairments and $0.5 million for other costs as a result of the flooding in Australia.

•

Fiscal 2011 results include $1.2 million of restructuring costs primarily related to the closure of certain European sales offices and a building write-down in Hagen, Germany. Fiscal 2010 results include $12.1 million of restructuring costs primarily related to shutting down production at our fork facility in Germany.

•	Fourth quarter of fiscal 2010 included $1.3 million of costs related to increased environmental remediation accruals at our facility in Springfield, Ohio.

•

The income tax expense in fiscal 2011 and 2010 was primarily a result of taxes due in countries where we generated income. We were also unable to realize a tax benefit in several European countries where we incurred losses in both years.

Market Conditions

•

Percentage changes in lift truck industry shipments and orders, by region, as compared to the prior year are outlined below. Although lift truck unit data provides an indicator of the general health of the industry and our business over a six to twelve month period, they do not necessarily correlate directly with the demand for our products on a quarterly basis.

	Shipments Q4 FY11 vs Q4 FY10	Orders Q4 FY11 vs Q4 FY10
North America	33%	63%
Europe	36%	58%
Asia Pacific	25%	22%
China	40%	38%
Global	38%	45%

Cascade Corporation

March 31, 2011

•

Global lift truck markets are recovering based on order and shipment rates. However, global lift truck market shipment levels are still 21% below fiscal 2008 levels, the peak year for lift truck shipments across the industry. In the event the global economy continues to improve, we would expect strong lift truck shipment levels during fiscal 2012.

North America Summary

•	Summary financial results are outlined below (in thousands):

Three Months Ended January 31	2011	2010	% Change
Net sales	$58,994	$39,472	49%
Transfers between areas	5,549	4,228	31%

Net sales and transfers	64,543	43,700	48%
Gross profit	19,209	12,408	55%
Gross profit %	30%	28%
SG&A	11,786	11,005	7%

Operating income	$7,423	$1,403	429%

•	Net sales increased primarily due to higher sales volumes as a result of improving economic conditions. Details of the change in net sales over the prior year quarter follow (in thousands):

	2011	%
Net sales change	$19,228	48%
Foreign currency change	294	1%

Total	$19,522	49%

•	The gross profit percentage increased 2% due to improved cost absorption as a result of higher sales volumes.

•

Selling and administrative expense increased during the fourth quarter of fiscal 2011 primarily as a result of higher sales commissions, executive incentive and other personnel costs, as a result of improved financial performance in the current year.

•

During the fourth quarter of fiscal 2010, we recorded a $1.3 million environmental charge primarily related to our Springfield, Ohio location. This expense was a result of formalizing a revised remediation plan with the Ohio Environmental Protection Agency.

Cascade Corporation

March 31, 2011

Europe Summary

•	Summary financial results are outlined below (in thousands):

Three Months Ended January 31	2011	2010	% Change
Net sales	$21,214	$20,896	2%
Transfers between areas	147	1,804	(92%)

Net sales and transfers	21,361	22,700	(6%)
Gross profit (loss)	3,721	(1,472)	353%
Gross profit (loss) %	17%	(6%)
SG&A	4,922	5,157	(5%)
European restructuring costs	1,222	12,121	(90%)

Operating loss	$(2,423)	$(18,750)	87%

•

Net sales increased due to higher sales volumes as a result of a strong lift truck market. This was offset by decreased shipments in January as a result of an extended holiday shutdown at our Italian facility due to a physical inventory count. In addition, our efforts to raise selling prices have resulted in lower sales to some customers. Details of the net sales increase over the prior year quarter follow (in thousands):

	2011	%
Net sales change	$1,739	8%
Foreign currency change	(1,421)	(6%)

Total	$318	2%

•

The gross profit percentage improvement in Europe is due to lower costs and increased operational efficiencies in the current year as a result of our past restructuring efforts. In addition, we implemented price increases on certain products. In fiscal 2010 we experienced considerable disruption and inventory write offs as a result of restructuring activities.

•

Fiscal 2011 results include $1.2 million of restructuring costs primarily related to the closure of certain European sales offices and a building write-down in Hagen, Germany. Fiscal 2010 results include $12.1 million of restructuring costs primarily related to shutting down production at our fork facility in Germany.

Cascade Corporation

March 31, 2011

Asia Pacific Summary

•	Summary financial results are outlined below (in thousands):

Three Months Ended January 31	2011	2010	% Change
Net sales	$15,270	$10,550	45%
Transfers between areas	9	20	(55%)

Net sales and transfers	15,279	10,570	45%
Gross profit	1,893	2,600	(27%)
Gross profit %	12%	25%
SG&A	2,373	1,899	25%
Australia flood costs	2,978	—	—

Operating income (loss)	$(3,458)	$701	(593%)

•

Net sales increased due to higher sales volumes as a result of an improvement in economic conditions and lift truck market. Details of the net sales increase over the prior year quarter follow (in thousands):

	2011	%
Net sales change	$3,557	34%
Foreign currency change	1,163	11%

Total	$4,720	45%

•	The gross profit percentage during fiscal 2011 in Asia Pacific decreased due to inventory related write-offs of $2.2 million as a result of the flooding in Australia.

•	Selling and administrative costs increased due to higher selling and personnel costs.

•

In addition to the $2.2 million inventory write-off recorded in cost of goods sold, we recorded charges of $2.5 million for fixed asset impairments and $0.5 million for other costs as a result of the flooding in Australia during fiscal 2011. The Company continues to work with its insurance carriers and landlord to assess the amount of damage to equipment and inventory and the impact on business operations. During 2012, we expect to recover, from insurance proceeds, a substantial portion of losses from asset write-offs and interruptions to business operations related to the flood. Through our global organization we are working to meet our customers’ needs while we restore our Australian facility to full operation.

•

The earthquake and subsequent tsunami in Japan did not directly impact our facility in Osaka, Japan. However, it is too early to assess the indirect effect on our business. The impact to our consolidated results should not be material as Japan accounted for only 6% of our fiscal 2011 global revenue.

Cascade Corporation

March 31, 2011

China Summary

•	Summary financial results are outlined below (in thousands):

Three Months Ended January 31	2011	2010	% Change
Net sales	$14,870	$9,654	54%
Transfers between areas	6,072	3,086	97%

Net sales and transfers	20,942	12,740	64%
Gross profit	6,839	4,857	41%
Gross profit %	33%	38%
SG&A	1,464	1,085	35%

Operating income	$5,375	$3,772	42%

•

Net sales increased due to an increase in sales volumes as a result of the recovery of the Chinese economy and lift truck market. Details of the net sales increase over the prior year quarter follow (in thousands):

	2011	%
Net sales change	$4,796	50%
Foreign currency change	420	4%

Total	$5,216	54%

•	Transfers between areas increased due to increased customer demand as a result of improved economic conditions in Europe and Asia Pacific.

•	Gross margin percentages in China decreased primarily due to changes in product mix, and higher intercompany transfers, which carry lower margins.

•	Selling and administrative costs increased 31%, excluding foreign currency changes, due to higher personnel, research and development and other general costs.

Cascade Corporation

March 31, 2011

Fiscal Year Ended January 31, 2011 Summary

•	Results and comments for the fiscal year ending January 31, 2011 are as follows (in thousands, except earnings per share):

Year Ended January 31	2011	2010	% Change
Net sales	$409,858	$314,353	30%
Gross profit	122,688	71,070	73%
Gross profit %	30%	23%
SG&A	76,197	72,563	5%
Australia flood costs	2,978	—	—
European restructuring costs	1,237	30,001	(96%)
Operating income (loss)	42,276	(31,494)	—
Interest expense, net	1,803	1,561	16%
Foreign currency loss, net	938	443	112%
Income (loss) before taxes	39,535	(33,498)	—
Provision for income taxes	18,129	5,151	252%
Effective tax rate	46%	(15%)
Net income (loss)	$21,406	$(38,649)	—
Diluted earnings per share	$1.93	$(3.57)	—

•	Consolidated revenue was 29% higher than the prior year, excluding the impact of currency changes, due to higher sales volumes in all regions. Details of the revenue increase follow (in millions):

North America	$49.7	16%
Europe	11.3	3%
Asia Pacific	9.9	3%
China	20.8	7%
Foreign currency changes	3.8	1%

Total	$95.5	30%

•

SG&A expenses in fiscal 2011 were 4% higher, excluding the impact of currency changes, due to increased personnel and selling costs. Regional details of the increase in SG&A expense follows (in millions):

North America	$2.1	3%
Europe	(0.9)	(1%)
Asia Pacific	1.1	1%
China	0.7	1%
Foreign currency changes	0.6	1%

Total	$3.6	5%

Cascade Corporation

March 31, 2011

Other Matters:

•	On March 29, 2011, our Board of Directors declared a quarterly dividend of $0.20 per share, payable on May 12, 2011 to shareholders of record as of April 27, 2011.

•	Our annual shareholder meeting will take place on Wednesday, June 1, 2011 at 10:00 a.m., Pacific time, at our corporate headquarters in Fairview, Oregon.

Forward Looking Statements:

This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that a number of factors could cause our actual results to differ materially from any results indicated in this release or in any other forward-looking statements made by us, or on our behalf. These include among others, factors related to general economic conditions, interest rates, demand for materials handling products and construction equipment, performance of our manufacturing facilities and the cyclical nature of the materials handling and construction equipment industries. Further, historical information should not be considered an indicator of future performance. Additional considerations and important risk factors are described in our reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission.

Earnings Call Information:

We will discuss our results in a conference call on Thursday, March 31, 2011 at 2:00 pm PST. Robert C. Warren, Jr., President and Chief Executive Officer will host the call. The conference call can be accessed in the U.S. and Canada by dialing 877-941-2332, International callers can access the call by dialing 480-629-9722. Participants are encouraged to dial-in 15 minutes prior to the beginning of the call. A replay will be available for 48 hours after the live broadcast and can be accessed by dialing 800-406-7325 and entering passcode 4417178, or internationally, by dialing 303-590-3030 and entering passcode 4417178.

The call will be simultaneously webcast and can be accessed on the Investor Relations page of the company’s website, www.cascorp.com. Listeners should go to the website at least 15 minutes early to register, download and install any necessary audio software.

About Cascade Corporation:

Cascade Corporation, headquartered in Fairview, Oregon, is a leading international manufacturer of materials handling products used primarily on lift trucks. Additional information on Cascade is available on its website, www.cascorp.com.

Contact

Joseph G. Pointer

Chief Financial Officer

Cascade Corporation

Phone (503) 669-6300

Cascade Corporation

March 31, 2011

CASCADE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited — in thousands, except per share amounts)

	Three Months Ended January 31		Twelve Months Ended January 31
	2011	2010	2011	2010
Net sales	$110,348	$80,572	$409,858	$314,353
Cost of goods sold	78,686	62,179	287,170	243,283

Gross profit	31,662	18,393	122,688	71,070
Selling and administrative expenses	20,545	19,146	76,197	72,563
Australia flood costs	2,978	—	2,978	—
European restructuring costs	1,222	12,121	1,237	—
Asset impairment charge	—	—	—	30,001

Operating income (loss)	6,917	(12,874)	42,276	(31,494)
Interest expense	333	506	1,989	1,889
Interest income	(44)	(85)	(186)	(328)
Foreign currency loss, net	186	159	938	443

Income (loss) before provision for income taxes	6,442	(13,454)	39,535	(33,498)
Provision for income taxes	2,718	976	18,129	5,151

Net income (loss)	$3,724	$(14,430)	$21,406	$(38,649)

Basic earnings (loss) per share	$0.34	$(1.33)	$1.97	$(3.57)

Diluted earnings (loss) per share	$0.33	$(1.33)	$1.93	$(3.57)

Basic weighted average shares outstanding	10,909	10,816	10,884	10,816
Diluted weighted average shares outstanding	11,150	10,816	11,104	10,816

Cascade Corporation

March 31, 2011

CASCADE CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

	January 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$25,037	$20,201
Accounts receivable, less allowance for doubtful accounts of $1,196 and $1,328	66,497	50,910
Inventories	67,041	63,466
Deferred income taxes	5,001	4,230
Assets available for sale	8,610	9,125
Prepaid expenses and other	11,170	12,334

Total current assets	183,356	160,266
Property, plant and equipment, net	66,978	73,408
Goodwill	88,708	84,122
Deferred income taxes	16,606	21,022
Other assets	3,531	3,113

Total assets	$359,179	$341,931

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Notes payable to banks	$—	$2,927
Current portion of long-term debt	548	499
Accounts payable	23,905	20,542
Accrued payroll and payroll taxes	9,299	7,683
Accrued restructuring costs	569	5,260
Accrued incentive pay	2,868	200
Other accrued expenses	11,043	10,777

Total current liabilities	48,232	47,888
Long-term debt, net of current portion	41,789	55,990
Accrued environmental expenses	3,198	4,161
Deferred income taxes	4,452	4,839
Employee benefit obligations	7,864	9,120
Other liabilities	5,088	4,171

Total liabilities	110,623	126,169

Commitments and contingencies
Shareholders’ equity:
Common stock, $.50 par value, 40,000 authorized shares; 10,972 and 10,885 shares issued and outstanding	5,486	5,443
Additional paid-in capital	9,254	7,119
Retained earnings	198,194	179,747
Accumulated other comprehensive income	35,622	23,453

Total shareholders’ equity	248,556	215,762

Total liabilities and shareholders’ equity	$359,179	$341,931

Cascade Corporation

March 31, 2011

CASCADE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited - in thousands)

	Three Months Ended		Twelve Months Ended
	January 31,		January 31,
	2011	2010	2011	2010
Cash flows from operating activities:
Net income (loss)	$3,724	$(14,430)	$21,406	$(38,649)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Fixed asset write offs due to restructuring	819	4,175	1,034	9,004
Asset write offs due to flooding	4,618	—	4,618	—
Depreciation	2,472	2,829	9,980	11,893
Amortization	37	47	156	403
Share-based compensation	516	710	2,654	3,562
Deferred income taxes	1,332	1,497	3,106	3,233
Loss (gain) on disposition of assets, net	(29)	8	(49)	98
Changes in operating assets and liabilities:
Accounts receivable	7,036	2,695	(13,959)	18,172
Inventories	(2,794)	6,845	(4,371)	34,126
Prepaid expenses and other	(1,325)	1,626	(4,060)	2,488
Accounts payable and accrued expenses	338	1,421	2,225	1,348
Income taxes payable and receivable	(649)	1,305	5,516	(833)
Other assets and liabilities	(312)	1,469	(478)	568

Net cash provided by operating activities	15,783	10,197	27,778	45,413

Cash flows from investing activities:
Capital expenditures	(2,332)	(2,677)	(6,047)	(5,934)
Proceeds from disposition of assets	75	36	1,257	202

Net cash used in investing activities	(2,257)	(2,641)	(4,790)	(5,732)

Cash flows from financing activities:
Payments on long-term debt	(16,136)	(16,124)	(70,770)	(92,983)
Proceeds from long-term debt	2,500	13,000	56,250	49,000
Notes payable to banks, net	(709)	(210)	(2,975)	628
Cash dividends paid	(1,096)	(217)	(2,959)	(1,304)
Common stock issued under share-based compensation plans	55	—	69	—
Tax effect on share-based compensation	(152)	—	(545)	—

	(15,538)	(3,551)	(20,930)	(44,659)

Effect of exchange rate changes	852	656	2,778	(6,006)

Change in cash and cash equivalents	(1,160)	4,661	4,836	(10,984)
Cash and cash equivalents at beginning of period	26,197	15,540	20,201	31,185

Cash and cash equivalents at end of period	$25,037	$20,201	$25,037	$20,201